Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 15, 2024 relating to the financial statements of Upstart Holdings, Inc., and the effectiveness of Upstart Holdings, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Upstart Holdings, Inc. for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP
San Francisco, CA
February 16, 2024